                                                                      Exhibit 99
              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma information set forth below for AT&T gives effect to the MediaOne Group, Inc. (MediaOne Group) and Tele-Communications, Inc. (TCI) mergers as if they had been completed on January 1, 1999, for income statement purposes, and as if the MediaOne Group merger had been completed on December 31, 1999, for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The TCI merger was completed on March 9, 1999, and therefore, TCI is reflected in the December 31, 1999, balance sheet, accordingly there is no pro forma TCI impact on the balance sheet. As a result of the TCI merger, AT&T is accounting for Liberty Media Group
(LMG) under the equity method of accounting because AT&T does not have a controlling financial interest for financial accounting purposes in LMG.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the MediaOne Group merger, AT&T may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the MediaOne Group merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 608 million shares of AT&T common stock not including AT&T stock options.

AT&T will account for the MediaOne Group merger under the purchase method of accounting. Accordingly, AT&T will establish a new basis for MediaOne Group's assets and liabilities based upon the fair values and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for purposes of developing such pro forma condensed financial information. Such preliminary adjustments include the allocation of consideration to certain investments of MediaOne Group identified as "assets held for sale" by the AT&T Board of Directors based upon fair value as determined by AT&T in conjunction with its financial advisors.

AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation of MediaOne Group. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets and in-process research and development. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                      AT&T
                   Unaudited Pro Forma Condensed Balance Sheet
                             As of December 31, 1999
                                  (In millions)

                                                                                MediaOne           Pro Forma
                                                             Historical          Group             AT&T with
                                           Historical        MediaOne           Pro Forma           MediaOne
                                            AT&T(1)           Group(1)          Adjustments           Group
                                            -------           ------            -----------           -----
ASSETS:
Cash and cash equivalents................   $ 1,024          $  7,471           $ (345)(3d)          $ 7,722
                                                                                20,201 (6)
                                                                               (20,201)(3a)
                                                                                  (428)(3)
Receivables--net.........................     10,453              489               --                10,942
Other current assets.....................      2,407              160               --                 2,567
                                             -------          -------          -------              --------
         Total current assets............     13,884            8,120             (773)               21,231
Property, plant and equipment net........     39,618            5,090               --                44,708
Franchise-net............................     32,693               --            21,942 (3n)          54,635
Licensing cost-net.......................      8,548               --                --                8,548
Goodwill-net.............................      7,445           11,507            23,282 (3o)          30,727
                                                                                (11,507)(3f)
Investment in Liberty Media Group and
 related receivables.....................     38,460               --                --               38,460
Other investments........................     19,366           11,315              (969)(5)           42,824
                                                                                 13,112(3h)
Other assets.............................      9,392            2,816            (1,671)(5)            9,037
                                                                                 (1,500)(4)
Assets held for sale.....................         --              938             2,640 (5)            9,498
                                                                                  5,920(3i)
                                             -------          -------           -------             --------
Total assets.............................   $169,406          $39,786          $ 50,476            $ 259,668
                                             -------          -------           -------             --------
                                             -------          -------           -------             --------

LIABILITIES:
Accounts payable.........................  $   6,771          $    350            $     --            $   7,121
Debt maturing within one year............     12,633             1,506              20,201 (6)           32,840
                                                                                    (1,500)(4)
Other current liabilities................      8,803             2,389                  --               11,192
                                             -------           -------             -------             --------
Total current liabilities................     28,207             4,245              18,701               51,153
Long-term debt...........................     21,591             8,673                 206 (3j)          30,470
Deferred income taxes....................     24,199             7,711              12,706 (3m)          44,616
Other long-term liabilities and deferred
credits..................................      7,765               168                  --                7,933
                                             -------           -------             -------             --------
Total liabilities........................     81,762            20,797              31,613              134,172
Minority interest........................      2,391             1,113                  46 (3l)           3,550
Company-obligated convertible quarterly
 income preferred securities of a
 subsidiary trust holding solely
 subordinated debt securities of AT&T....      4,700                --                  --                4,700
Subsidiary-obligated mandatorily redeemable
 preferred securities of subsidiary trusts
 holding solely subordinated debt securities
 of subsidiaries.........................      1,626              1,060                (16)(3k)           2,670
Preferred stock subject to mandatory
 redemption..............................         --                 50                (50)(3g)              50
                                                                                        50 (3c)


Common stock.............................      3,196             11,448            (11,020)(3e)           3,804
                                                                                      (428)(3e)
                                                                                       608 (3b)
Liberty Media Group Class A tracking
 stock...................................      1,157                 --                 --                1,157
Liberty Media Group Class B tracking
 stock...................................        108                 --                 --                  108
Additional paid-in capital...............     60,792                 --              34,991 (3b)         95,783
Retained earnings........................      6,712              4,123              (4,123)(3e)          6,712
Other....................................      6,962              1,195              (1,195)(3e)          6,962
                                             -------             ------             -------            --------
         Total shareowners' equity.......     78,927             16,766              18,833             114,526

Total liabilities and shareowners' equity   $169,406            $39,786            $ 50,476           $ 259,668
                                             -------            -------             -------            --------
                                             -------            -------             -------            --------

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                     For the Year ended December 31, 1999
                     (In millions, except per share amounts)


                                                                Pro Forma
                                                  Historical    Liberty/
                                                  TCI           Ventures       Other TCI
                                   Historical     (Jan-Feb      Group          Pro Forma
                                     AT&T(1)        '99)(1)       Adjustment(2)  Adjustments(9)
REVENUE .........................    $ 62,391     $  1,145     $   (204)         $--
OPERATING EXPENSES:
Access and other
interconnection .................      14,686           --           --           --
Network and other costs of
services ........................      14,385          543          (79)          --
Selling, general and
administrative ..................      13,516          677         (260)          --
Depreciation and
amortization ....................       7,439          277          (22)         120

Net restructuring and other
charges .........................       1,506           --           --           --
                                     --------     --------      -------     --------
  Total operating expenses ......      51,532        1,497         (361)         120
OPERATING INCOME (LOSS) .........      10,859         (352)         157         (120)


Equity losses from Liberty
 Media Group ....................      (2,022)          --          (68)        (156)
Other income (expense) Net ......        (501)         356         (321)         (45)

Interest expense ................       1,651          161          (25)          82

Income (loss) from continuing
operations before income
taxes ...........................       6,685         (157)        (207)        (403)
Provision (benefit) for income
taxes ...........................       3,257          119         (207)        (111)
                                     --------     --------      -------     --------
Income (loss) from continuing
operations ......................       3,428         (276)          --         (292)
Dividend requirements on
preferred stocks ................          --           (4)          --           --
                                     --------     --------      -------     --------
INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO AT&T
COMMON SHAREOWNERS ..............    $  3,428     $   (280)         $--     $   (292)
                                     ========     ========      =======     ========

AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners .....................    $  5,450
Weighted average shares
outstanding (basic) .............       3,082
Basic EPS .......................    $   1.77

Income from continuing operations
attributable to AT&T common
shareowners .....................    $  5,476
Weighted average shares
outstanding (diluted) ...........       3,152
Diluted EPS .....................    $   1.74

Liberty Media Group EPS
Basic and Diluted ...............    $  (1.61)


                                                                                                  Pro Forma
                                                                                   MediaOne       AT&T With
                                                          Pro Forma   Historical   Group Pro      TCI and
                                                          AT&T        MediaOne     Forma          MediaOne
                                                          With TCI    Group(1)     Adjustments    Group
REVENUE ...............................................   $ 63,332    $  2,695         $--       $ 66,027
OPERATING EXPENSES:
Access and other
interconnection........................................     14,686          --          --         14,686
Network and other costs of
services ..............................................     14,849       1,069          --         15,918
Selling, general and
administrative.........................................     13,933         749          --         14,682
Depreciation and
amortization ..........................................      7,814       1,248       1,131(7)      9,674
                                                                                      (519)(8)
Net restructuring and other
charges ...............................................      1,506          --          --         1,506
                                                          --------    --------     -------      --------
  Total operating expenses ............................     52,788       3,066         612        56,466
OPERATING INCOME (LOSS) ...............................     10,544        (371)       (612)        9,561


Equity losses from Liberty
 Media Group ..........................................     (2,246)         --          --        (2,246)
Other income (expense) Net ............................       (511)      7,551        (970)(7)     7,570
                                                                                     1,500(4)
Interest expense  .....................................      1,869         449       1,192(10)     3,474
                                                                                       (36)(7)
Income (loss) from continuing
operations before income
taxes .................................................      5,918       6,731      (1,238)       11,411
Provision (benefit) for income
taxes .................................................      3,058       3,217        (887)(11)    5,388
                                                          --------    --------     -------      --------
Income (loss) from continuing
operations ............................................      2,860       3,514        (351)        6,023
Dividend requirements on
preferred stocks ......................................         (4)        (77)         46(12)       (35)
                                                          --------    --------     -------      --------
INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO AT&T
COMMON SHAREOWNERS ....................................   $  2,856    $  3,437    $   (305)     $  5,988
                                                          ========    ========    ========      ========

AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners ...........................................   $  5,102                               $  8,234
Weighted average shares
outstanding (basic)  ..................................      3,181                                  3,789
Basic EPS .............................................   $   1.60                               $   2.17

Income from continuing operations
attributable to AT&T common
shareowners ...........................................   $  5,128                               $  8,260
Weighted average shares
outstanding (diluted)  ................................      3,299                                  3,916
Diluted EPS ...........................................   $   1.55                               $   2.11

Liberty Media Group EPS
Basic and Diluted .....................................   $  (1.78)                              $  (1.78)


      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

     Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of December 31, 1999, gives effect to the TCI merger.

2. This column reflects the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of LMG tracking stock. AT&T accounts for LMG under the equity method because it does not possess a "controlling financial interest" for financial accounting purposes in LMG.

3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical shareowners' equity accounts of MediaOne Group have been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The merger agreement specifies the aggregate number of shares of AT&T common stock to be issued in exchange for shares of MediaOne Group common stock and equivalents. The different election provisions are intended to satisfy individual MediaOne Group shareholder and optionholder preferences to the extent possible. Each election may be subject to proration depending upon the consideration other shareholders and optionholders elect to receive in the merger. Accordingly, under the terms of the merger, the impact of such election provisions on the total consideration exchanged will not materially differ from the mixed cash and stock election assumed in the pro forma financial information. If the price of AT&T common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing of the merger, an additional cash payment of up to $5.42 per share of MediaOne Group common stock will be paid by AT&T for shares of MediaOne Group common stock subject to the mixed cash and stock election. In that event, a new measurement date for the purpose of valuing AT&T common stock for accounting purposes would be established. The aggregate purchase price consideration would change $608 million (not including the additional cash payment) for each $1 per share change in the value of the AT&T common stock based on the average price a few days before and after the merger is consummated affecting net income by $15 million annually based on a 40 year franchise/goodwill amortization period.

     These pro forma financial statements reflect MediaOne Group's repurchase of approximately 7.4 million shares of MediaOne Group common stock in January and February 2000 as part of a share repurchase program authorized by the MediaOne Group Board of Directors in 1998. The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued based on the security's liquidation value which approximates fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which was determined by using the Black-Scholes option-pricing model.

     This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill) (in millions, except per share amounts).

         Shares of MediaOne Group common stock outstanding at 12/31/99 ..............                  647.4
         Shares of MediaOne Group common stock repurchased in January and
           February 2000 ............................................................                    7.4
         Shares of MediaOne Group common stock to be exchanged for cash and AT&T
           common stock .............................................................                    640
         Cash per share..........................................................                     $30.85
         Cash consideration for outstanding shares...............................                    $19,744
         Cash consideration for 28.4 million outstanding options (average cash
           payment per option of $16.09).........................................                       $457
a. Total cash consideration .........................................................               $ 20,201
   AT&T common stock exchange ratio per share .......................................                   0.95
   Equivalent AT&T shares (par value $1) ............................................                    608
   AT&T common stock share price based on the average closing price a few days
     before and after the merger was agreed to and announced ........................               $  57.05
   SUB-TOTAL ........................................................................               $ 34,686
   AT&T stock options resulting from the conversion of MediaOne Group stock
     options in the merger ..........................................................                   27.0
   Average fair value per option ....................................................               $  33.81
   SUB-TOTAL ........................................................................                  $ 913
b. AT&T common stock equity consideration ...........................................               $ 35,599
c. Value of AT&T Series E preferred stock to be issued in exchange for MediaOne Group
      Series E preferred stock at liquidation value (996 thousand outstanding
      shares at $50 per share) ......................................................                     50
d. Merger costs (estimate) ..........................................................                    345
     TOTAL CONSIDERATION ............................................................               $ 56,195
e. Historical net book value of MediaOne Group, adjusted to reflect the
       January and February 2000 MediaOne Group share repurchases ...................                (16,338)
     Pro Forma Adjustments relating to:
f. Existing MediaOne Group intangible assets ........................................                 11,507
g. Exchange of MediaOne Group Series E preferred stock ..............................                    (50)
h. Investments ......................................................................                (13,112)
i. Assets held for sale (see note 5) ................................................                 (5,920)
j. Debt .............................................................................                    206
k. Subsidiary-Obligated Mandatorily redeemable preferred securities .................                    (16)
l. Minority interest in Centaur Funding Corporation .................................                     46
m. Deferred tax impacts .............................................................                 12,706
n. Franchise intangible .............................................................                (21,942)
o. Preliminary goodwill.......................................................                      $ 23,282

Upon the closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. A preliminary allocation of the purchase price has been made to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. The final purchase accounting allocation may also include certain in-process research and development projects and intangible assets such as customer relationships.

Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income in subsequent periods by $25 million annually by reducing franchise/goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per diluted share). Certain restructuring related costs may be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that would result in additional goodwill to be amortized over 40 years.

4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the year ended December 31, 1999.

5. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger certain nonstrategic MediaOne Group assets preliminarily valued at $9,498 million. MediaOne Group currently accounts for the majority of these assets as equity method investments. The carrying value of assets intended to be sold have been reclassified to the balance sheet caption "assets held for sale" ($969 million from "Other investments" and $1,671 million from "Other assets"). Such assets have been valued at their expected disposition value using valuation methodologies prevalent in the industry ($5,920 million represents the excess of fair value over carrying value).

6. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness as AT&T intends to repay a portion of the debt with the proceeds from the sale of certain nonstrategic MediaOne Group assets that occurred in 1999 and are expected to occur in 2000 (see Note 5).

7. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief Accountant's office of the Securities and Exchange Commission (SEC) has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced annually by $597 million, or $0.15 per diluted share. If the amortization period were 20 years, AT&T's net income would be reduced by $1,033 million, or $0.26 per diluted share annually . An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in Note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Any amount allocated to goodwill will also be impacted by any in-process research and development charge that may be recorded. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments has been amortized over the estimated period of benefit preliminarily estimated to range from seven to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt.

8. Gives effect to the elimination of MediaOne Group historical amortization expense.

9. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired and incremental interest expense on additional borrowings. The TCI merger closed on March 9, 1999.

10. Represent the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger. See note 6. Interest expense was calculated using an interest rate of 5.90%. The interest rate reflects the 90-day commercial paper rate in effect as of February 29, 2000. An increase of 25 basis points in the assumed interest rates would result in additional pre-tax interest expense of $51 million.

11.  Reflects the statutory tax effect of the pro forma adjustments.

12. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock, which were redeemed in the third quarter of 1999 and MediaOne Group Series D preferred stock which were converted into MediaOne Group common stock in the fourth quarter of 1999.